UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 1, 2008

TORRENT ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-19949	84-1153522
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

One SW Columbia Street, Suite 640 Portland, Oregon 97258 (Address of principal executive offices)
(503) 224-0072
(Registrant's telephone number, including area code)

No Change (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement.

The disclosure under Item 2.03 below is incorporated herein by reference with respect to the cancellation of the promissory note, dated February 1, 2008, made by Torrent Energy Corporation (the "Company") in favor of John Carlson.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed in the Company's current report on Form 8-K filed with the Commission on February 7, 2008, on February 1, 2008, John Carlson, the President, Chief Executive Officer and a Director of the Company, loaned $50,000 to the Company, and the Company issued to Mr. Carlson a promissory note in the amount of $50,000 (the "February 1 Note").  On March 1, 2008, Mr. Carlson loaned an additional $25,000 to the Company (the "March 1 Loan").  In connection with the March 1 Loan, the Company cancelled the February 1 Note, without penalty to the Company, and issued a new promissory note in the amount of $75,318, reflecting the total amount payable to Mr. Carlson by the Company (the "March 1 Note") as of March 1, 2008.

Interest on the March 1 Note accrues from the date of issuance at the rate of eight percent (8%) per annum.  The principal amount of the March 1 Note will be due and payable on the earlier of (i) the third business day following the completion of a financing transaction in which the Company receives aggregate proceeds of not less than $100,000, or (ii) August 31, 2008.  Repayment of principal, together with accrued interest, may be made at any time without penalty.  In the event that any amount payable under the March 1 Note is not paid in full when due, the Company shall pay, on demand, interest on such amount at the rate of twelve percent (12%) per annum.  Upon any "Event of Default," as defined in the March 1 Note, Mr. Carlson may declare the entire unpaid balance of this March 1 Note immediately due and payable.

The description of the March 1 Note contained herein does not purport to be complete and is qualified in its entirety by the complete text of the March 1 Note, which is attached as Exhibit 10.1 and incorporated herein by reference.

Item 2.04.  Triggering Events that Accelerate or Increase a Direct Financial Obligation or anObligation under an Off-Balance Sheet Arrangement.

The Company is party to an Investment Agreement, dated as of June 28, 2006 (the "Investment Agreement"), with YA Global Investments, L.P. (formerly Cornell Capital Partners, L.P.) ("YA Global"), pursuant to which the Company issued to YA Global 25,000 shares of Series E Convertible Preferred Stock.  On March 1, 2008, the Company failed to make a mandatory redemption payment required under the terms of the Investment Agreement and related transaction documents.  Pursuant to the terms of the Investment Agreement and related transaction documents, the failure to make such payment constitutes an Event of Default, upon which YA Global may require the Company to redeem all or any portion of its Series E Preferred Shares.  As previously disclosed in the Company's current report on Form 8-K filed with the Commission on February 14, 2008, YA Global has already demanded that the Company redeem all of YA Global's shares of Series E Convertible Preferred Stock for the full liquidation amount, plus accumulated and unpaid dividends thereon, in the aggregate amount of $22,491,147.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
10.1	Promissory Note, dated March 1, 2008, made by the Company in favor of John Carlson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORRENT ENERGY CORPORATION

Date: March 6, 2008	By:	/s/ Peter J. Craven
Peter J. Craven
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Promissory Note, dated March 1, 2008, made by the Company in favor of John Carlson.